EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

      As independent certified public accountants of Bravo! Foods International Corp., we hereby consent to the incorporation by reference in the Registration Statement on Form S-8, of our report dated April 2, 2004 on the financial statements of Bravo! Foods International Corp. included in Form 10-KSB for the year ended December 31, 2003 and to the reference to our firm under the caption "Experts".


LAZAR LEVINE & FELIX LLP

New York, New York
June 16, 2004